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                                                                   EXHIBIT 10.33


                          IRREVOCABLE PROXY AGREEMENT


THIS IRREVOCABLE PROXY AGREEMENT (the "Proxy Agreement") is made as of August 22, 1995, by and between WILLIAM H. SANDY ("Shareholder"), MARJORIE M. SANDY and AUTOMATIC DATA PROCESSING, INC., a Delaware corporation ("ADP").

                                   RECITALS:

         A. ADP, ADP Mergerco, Inc., a Michigan corporation and a wholly-owned subsidiary of ADP ("Mergerco"), and Sandy Corporation, a Michigan corporation (the "Company"), are concurrently herewith entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), which provides for the merger of Mergerco with and into the Company (the "Merger").

         B. Shareholder owns beneficially and of record 442,722 shares of Company common stock, par value $.0l per share (the "Owned Shares").

         C. Pursuant to the Merger Agreement, ADP has agreed to purchase the Owned Shares from Shareholder in connection with the Merger at the effective time of the Merger.

         D. A portion of the Owned Shares (the "Restricted Shares") is subject to certain restrictions contained in the Shareholder Agreement dated November 4, 1985 by and among various shareholders of the Company, including Shareholder (the "Shareholder Agreement"), and the remainder of the Owned Shares is not subject to the provisions of the Shareholder Agreement (the "Unrestricted Shares").

         E. The Shareholder Agreement shall terminate on November 26, 1995 (the "Termination Date") and the Restricted Shares shall thereafter become free and clear of any and all restrictions imposed thereon pursuant thereto.

         F. Shareholder now desires to grant to ADP an irrevocable proxy for the sole purpose of directing the vote or written consent of the Owned Shares, which irrevocable proxy shall become effective as to the Unrestricted Shares on and after the date hereof and as to the Restricted Shares on and after the Termination Date, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1.      GRANT OF IRREVOCABLE PROXY.

         (a) Upon the terms and subject to the conditions set forth herein, to induce ADP and Mergerco to enter into the Merger Agreement, Shareholder hereby irrevocably makes, constitutes and appoints ADP to act, effective as to the Unrestricted Shares on and after the date hereof and as to the Restricted Shares on and after the
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Termination Date, as true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder with full power to appoint a substitute or substitutes, and directs ADP, and ADP hereby agrees, to vote the Owned Shares (and any and all securities issued or issuable in respect thereof) at any meeting of the shareholders of the Company (including adjournments thereof) or by written consent in the place and stead of Shareholder in favor of adopting the Merger Agreement (and the related Plan of Merger) and approving the Merger. By giving this irrevocable proxy, Shareholder hereby revokes any other proxy heretofore granted by Shareholder to vote any of the Unrestricted Shares (or such other securities issued or issuable in respect thereof) on or after the date hereof and any of the Restricted Shares (or such other securities issued or issuable in respect thereof) on or after the Termination Date.

         (b) All power and authority hereby conferred is coupled with an interest and, except as otherwise provided in Section 5 hereof, is irrevocable, shall not be terminated by any act of Shareholder or by operation of law, by death or incapacity of Shareholder, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. If after the execution of this Proxy Agreement, Shareholder shall die or become incapacitated, cease to have appropriate power or authority, or if any other such event or events shall occur, ADP is nevertheless authorized and directed to vote the Owned Shares in accordance with the terms of this Proxy Agreement as if such death, incapacity, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

         2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder hereby represents and warrants to ADP as follows:

         (a) DUE AUTHORIZATION. Shareholder has full legal power to enter into this Proxy Agreement and perform his obligations hereunder. This Proxy Agreement has been duly executed and delivered by Shareholder.

         (b) CONFLICTING INSTRUMENTS. The execution and delivery of this Proxy Agreement by Shareholder does not, and the performance of this Proxy Agreement by Shareholder will not, (i) require the consent, waiver, approval or license authorization of or any filing with any person or public authority or
(ii) with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Owned Shares under, any agreement or other instrument to which Shareholder is a party or by which any of Shareholder's property is bound (including, without limitation, the Shareholder Agreement) or any existing applicable law, rule, regulation, judgment, decree or order of any governmental instrumentality, court or administrative body having jurisdiction over Shareholder or any of Shareholder's property.

         (c) OWNERSHIP. Except as provided in the Shareholder Agreement and in this Proxy Agreement, (i) Shareholder is the record and beneficial owner of the Owned


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Shares with sole power to direct the voting and disposition of such shares, and
(ii) the Owned Shares are owned by Shareholder free and clear of all security interests, liens, claims, encumbrances, charges, restrictions on transfer, proxies and voting and other agreements.

         3. ADJUSTMENTS. If the number of Owned Shares increases, decreases or otherwise changes by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, exchanges of shares or the like, the number and kind of Owned Shares subject to this Proxy Agreement shall be adjusted appropriately.

         4. COVENANTS OF SHAREHOLDER. Shareholder and Marjorie M. Sandy, his wife, each hereby covenants and agrees that he or she shall not, without the prior written consent of ADP, directly or indirectly:

                          (i) sell, assign, pledge, grant any option or proxy with respect to, or otherwise transfer or dispose of any of, or enter into any voting or other agreements with respect to, the Owned Shares, or deposit the Owned Shares in a voting trust, or take or omit to take or permit any action which would or might result in any of the foregoing or otherwise prevent or disable Shareholder from performing his obligations hereunder; provided, however, that Shareholder may sell, transfer or dispose of any of the Owned Shares to a third party who agrees in writing to be bound by the terms and conditions of this Proxy Agreement; or

                          (ii) vote the Unrestricted Shares on or after the date hereof or the Restricted Shares on or after the Termination Date on any matter referred to in Section 1(a) hereof.

         5. EXPIRATION. The irrevocable proxy granted hereby shall become effective as to the Unrestricted Shares on the date hereof and as to the Restricted Shares on the Termination Date and shall expire at the earlier of
(i) the Effective Time (as defined in the Merger Agreement) and (ii) one business day following the date of termination of the Merger Agreement in accordance with the terms thereof.

         6.      MISCELLANEOUS.

         (a) SEVERABILITY. If any term, provision, covenant or restriction of this Proxy Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) ASSIGNMENT. This Proxy Agreement shall survive the death or incapacity of Shareholder and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and assigns, but neither this Proxy Agreement nor any rights hereunder shall be assigned by any party


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without the prior written consent of the other party hereto, except that ADP may assign its rights to a direct or indirect subsidiary at least 50% owned by ADP (in which case all references to ADP shall be deemed to mean such subsidiary).

         (c) AMENDMENTS. This Proxy Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         (d) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person or by certified or registered mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to Shareholder:       William H. Sandy/Marjorie M. Sandy
         or Marjorie M. Sandy     596 Rudgate
                                  Bloomfield Hills, Michigan 48304

         With a copy to:          Jaffe, Raitt, Heuer & Weiss
                                   Professional Corporation
                                  One Woodward Avenue
                                  Suite 2400
                                  Detroit, Michigan 48226
                                  Attn: Ira J. Jaffe, Esq.

         If to ADP:               Automatic Data Processing, Inc.
                                  One ADP Boulevard
                                  Roseland, New Jersey 07068
                                  Attn: General Counsel


or to such other address as any party may have furnished to the other in writing in accordance herewith.

         (e) GOVERNING LAW. This Proxy Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

         (f) COUNTERPARTS. This Proxy Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (g) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

         (h) SPECIFIC PERFORMANCE. Shareholder acknowledges that performance of his obligations hereunder will confer a unique benefit on ADP and, accordingly, that a failure of performance by Shareholder is not compensable by money damages.



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         IN WITNESS WHEREOF, the parties hereto have caused this Proxy
Agreement to be duly executed as of the day and year first above written.

                                           AUTOMATIC DATA PROCESSING, INC.

                                           By: James B. Benson
                                               ------------------------------
                                           Its:  Corporate Vice President
                                               ------------------------------

                                           William H. Sandy
                                           ----------------------------------
                                           WILLIAM H. SANDY

                                           FOR PURPOSES OF SECTION 4 ONLY

                                           Marjorie M. Sandy
                                           ----------------------------------
                                           MARJORIE M. SANDY


The Sandy Corporation hereby acknowledges the existence of this Proxy Agreement and agrees to act in accordance herewith.

                                           SANDY CORPORATION

                                           By: Raymond A. Ketchledge
                                               ------------------------------
                                           Its:   President
                                               ------------------------------


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